Page 24 of 83 Pages


                                   EXHIBIT E


________________________________________________________________________________








                      SERIES B CONVERTIBLE PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT


                                      among


                        INTEGRA LIFESCIENCES CORPORATION,



                        QUANTUM INDUSTRIAL PARTNERS LDC,


                                       and


                          SFM DOMESTIC INVESTMENTS LLC



                  ______________________________________________



                              Dated: March 29, 1999

                  ______________________________________________







________________________________________________________________________________

                                                                                        Page 25 of 83 Pages


                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ____

SECTION I.            PURCHASE AND SALE OF SERIES BPREFERRED STOCK
                      AND WARRANTS.......................................................................6
           1.1        Purchase and Sale of Series B Preferred Stock and Warrants.........................6
           1.2        Certificate of Designation.........................................................7
           1.3        Additional Preferred Stock.........................................................7
           1.4        Closing............................................................................7

SECTION II.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................8
           2.1        Corporate Existence and Power......................................................8
           2.2        Corporate Authorization; No Contravention..........................................8
           2.3        Governmental Authorization; Third Party Consents...................................8
           2.4        Binding Effect.....................................................................9
           2.5        Litigation.........................................................................9
           2.6        Compliance with Laws...............................................................9
           2.7        Capitalization....................................................................10
           2.8        No Default or Breach..............................................................11
           2.9        Taxes.............................................................................11
           2.10       Financial Statements..............................................................11
           2.11       No Material Adverse Change; Ordinary Course of Business...........................11
           2.12       SEC Documents.....................................................................12
           2.13       Investment Company................................................................12
           2.14       Private Offering..................................................................12
           2.15       Employee Benefit Plans............................................................12
           2.16       Title to Assets...................................................................12
           2.17       Intellectual Property.............................................................13
           2.18       Trade Relations...................................................................13
           2.19       Contracts and Other Agreements....................................................14
           2.20       Liabilities.......................................................................14
           2.21       Broker's, Finder's or Similar Fees................................................14
           2.22       Disclosure; Agreement and Other Documents.........................................14
           2.23       NeuroCare Acquisition Agreement...................................................15



                                                                                       Page 26 of 83 Pages

SECTION III.          REPRESENTATIONS AND WARRANTIES OF THE
                      PURCHASERS........................................................................15
           3.1        Existence and Power...............................................................15
           3.2        Authorization; No Contravention...................................................15
           3.3        Governmental Authorization; Third Party Consents..................................15
           3.4        Binding Effect....................................................................15
           3.5        Purchase for Own Account..........................................................16
           3.6        Accreditation; Sophistication; Other Securities Laws Matters......................16
           3.7        Broker's, Finder's or Similar Fees................................................16

SECTION IV.           CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
                      TO CLOSE    ......................................................................17
           4.1        Representations and Warranties....................................................17
           4.2        Compliance with this Agreement....................................................17
           4.3        Secretary's Certificate...........................................................17
           4.4        Officers' Certificate.............................................................17
           4.5        Documents.........................................................................18
           4.6        Filing of Certificate of Designation..............................................18
           4.7        Registration Rights Agreement.....................................................18
           4.8        Opinion of Counsel................................................................18
           4.9        Approval of Counsel to the Purchasers.............................................18
           4.10       Purchased Shares..................................................................18
           4.11       Warrants..........................................................................18
           4.12       Consents and Approvals............................................................18
           4.13       No Litigation.....................................................................19
           4.14       No Material Judgment or Order.....................................................19
           4.15       No Material Adverse Change........................................................19
           4.16       Neurocare Acquisition.............................................................19

SECTION V.            CONDITIONS TO THE OBLIGATIONOF THE COMPANY TO
                      CLOSE.............................................................................19
           5.1        Representations and Warranties....................................................19
           5.2        Compliance with this Agreement....................................................20
           5.3        Registration Rights Agreement.....................................................20
           5.4        Consents and Approvals............................................................20
           5.5        Payment of Purchase Price.........................................................20
           5.6        No Material Judgment or Order.....................................................20
           5.7        Opinion of Counsel................................................................20

SECTION VI.           INDEMNIFICATION...................................................................21
           6.1        Indemnification...................................................................21
           6.2        Notification......................................................................21
           6.3        Registration Rights Agreement.....................................................22


                                                                                       Page 27 of 83 Pages

SECTION VII.          AFFIRMATIVE COVENANTS.............................................................22
           7.1        Preservation of Existence.........................................................22
           7.2        Delivery of 1998 Audited Financial Statements.....................................23
           7.3        Financial Statements and Other Information........................................23
           7.4        Reservation of Shares.............................................................24
           7.5        Registration and Listing..........................................................25
           7.6        Board Representation..............................................................25
           7.7        Director and Officer Liability Insurance..........................................25

SECTION VIII.         TERMINATION OF AGREEMENT..........................................................25
           8.1        Termination.......................................................................25
           8.2        Survival..........................................................................26

SECTION IX.           MISCELLANEOUS.....................................................................26
           9.1        Survival of Representations and Warranties........................................26
           9.2        Notices...........................................................................27
           9.3        Successors and Assigns............................................................28
           9.4        Amendment and Waiver..............................................................29
           9.5        Counterparts......................................................................29
           9.6        Headings..........................................................................29
           9.7        GOVERNING LAW.....................................................................29
           9.8        Severability......................................................................29
           9.9        Rules of Construction.............................................................29
           9.10       Entire Agreement..................................................................29
           9.11       Fees..............................................................................30
           9.12       Publicity; Confidentiality........................................................30
           9.13       Further Assurances................................................................31
           9.14       Schedules.........................................................................31


                                                             Page 28 of 83 Pages

EXHIBITS
--------

A                     Form of Warrant
B                     Certificate of Designation
C                     Amended and Restated Registration Rights Agreement
D                     Form of Drinker Biddle & Reath Opinion
E                     Form of Paul, Weiss, Wharton & Garrison Opinion


SCHEDULES
---------

1                     Purchased Shares and Warrants and Purchase Price
2.5                   Litigation
2.7                   Capitalization
2.8                   No Default or Breach
2.11                  No Material Adverse Change; Ordinary Course of Business
2.16                  Title to Assets
2.17(a)               Intellectual Property
2.17(b)               Infringements of Integra
2.17(c)               Intellectual Property Litigation
2.18                  Trade Relations
2.19                  Contracts and other Agreements

                                                             Page 29 of 83 Pages



                      SERIES B CONVERTIBLE PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT


                  THIS SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of March 29, 1999 by and among Integra
                   ---------
LifeSciences  Corporation,  a Delaware corporation ("Integra"),  and the several
                                                     -------
purchasers listed on Schedule 1 hereto (the "Purchasers").
                     ----------              ----------

                  WHEREAS, Integra has agreed to issue and sell to each of the Purchasers, and each of the Purchasers has agreed to purchase from Integra, for the aggregate purchase price set forth opposite such Purchaser's name on
Schedule 1 hereto,  (i) the  aggregate  number of shares of Series B Convertible
----------
Preferred  Stock,  par value $.01 per share, of Integra (the "Series B Preferred
                                                              ------------------
Stock") set forth opposite such Purchaser's name on Schedule 1 hereto,  and (ii)
-----                                               ----------
the warrant (the  "Warrant")  to purchase,  subject to the terms and  conditions
                   -------
thereof, the aggregate number of shares of Common Stock, par value $.01 per share, of Integra (the "Common Stock") set forth opposite such Purchaser's name
                        ------------
on Schedule 1 hereto, at an exercise price of $3.82 per share,  containing terms
   ----------
and conditions set forth in the form of warrant attached hereto as Exhibit A.
                                                                   ---------

                  NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   DEFINITIONS

                  For all purposes of this Agreement, unless otherwise expressly provided, (a) the terms defined in this Definitions section have the meanings assigned to them herein and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, (c) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement,
(d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (e) the words "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  As used in this Agreement, the following definitions shall apply:

                  "Additional   Preferred  Stock"  shall  mean  the  convertible
                   -----------------------------
preferred stock issued pursuant to Section 1.3 having substantially identical terms as the Series B Preferred Stock.

                                                             Page 30 of 83 Pages

                  "Action" means any action, complaint, petition, investigation,
                   ------
suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Affiliate"  shall mean any Person who is an  "affiliate"  (as
                   ---------
defined in Rule 12b-2 of the General  Rules and  Regulations  under the Exchange
Act) of, and any Person controlling, controlled by, or under common control with, any Purchaser. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

                  "Agreement"  means this  Agreement as the same may be amended,
                   ---------
supplemented or modified in accordance with the terms hereof.

                  "Audited  Financial  Statements"  has the meaning set forth in
                   ------------------------------
Section 7.2 of this Agreement.

                  "Board of Directors" means the Board of Directors of Integra.
                   ------------------

                  "Business"  means the  business of Integra and shall be deemed
                   --------
to include any of the following incidents of such business: income, operations, condition (financial or other), assets, properties and liabilities.

                  "Business Day" means any day other than a Saturday,  Sunday or
                   ------------
other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "By-laws"  means the amended and restated  by-laws of Integra,
                   -------
as the same may have been amended and as in effect on the Closing Date.

                  "CEO  Certificate" has the meaning set forth in Section 1.3 of
                   ----------------
this Agreement.

                  "Certificate   of   Designation"   means  the  Certificate  of
                   ------------------------------
Designation with respect to the Series B Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit B.

                  "Certificate of Incorporation"  means the Amended and Restated
                   ----------------------------
Certificate of Incorporation of Integra, as the same has been amended and as in effect on the Closing Date.

                  "Closing"  has the  meaning  set forth in Section  1.4 of this
                   -------
Agreement.

                  "Closing Date" means the date specified in Section 1.4 of this
                   ------------
Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or
                   ----
any successor statute thereto.

                                                             Page 31 of 83 Pages

                  "Commission"  means the Securities and Exchange  Commission or
                   ----------
any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common  Stock"  means the  Common  Stock,  par value $.01 per
                   -------------
share, of Integra and any other capital stock of Integra into which such stock is reclassified or reconstituted.

                  "Condition of Integra" means the assets, business, properties,
                   --------------------
operations or financial condition of Integra and the Subsidiaries, taken as a whole.

                  "Contract" means any agreement, arrangement, bond, commitment,
                   --------
franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "Contractual   Obligations"   means  as  to  any  Person,  any
                   -------------------------
provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Conversion Price" has the meaning set forth in Section 1.3 of
                   ----------------
this Agreement.

                  "Encumbrance" means any claim, charge, easement,  encumbrance,
                   -----------
lease, covenant, security interest, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable United States federal or state securities law.

                  "Environmental  Laws"  means  federal,  state and local  laws,
                   -------------------
principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee  Retirement  Income Security Act of
                   -----
1974, as amended (or any successor statute thereto).

                  "Exchange Act" means the  Securities  Exchange Act of 1934, as
                   ------------
amended (or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.

                  "Financial  Statements"  has the  meaning set forth in Section
                   ---------------------
2.10 of this Agreement.

                                                             Page 32 of 83 Pages

                  "GAAP"  means  generally  accepted  United  States  accounting
                   ----
principles in effect from time to time.

                  "Governmental  Authority"  means the  government of any state,
                   -----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Governmental  Entity"  means any  government  or any  agency,
                   --------------------
bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government of or within the United States, whether federal, state or local.

                  "Initial  Term" has the  meaning  set forth in Section  1.3 of
                   -------------
this Agreement.

                  "Law"  means any  constitutional  provision,  statute or other
                   ---
law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "Liabilities"  has the  meaning  set forth in Section  2.20 of
                   -----------
this Agreement.

                  "Lien"   means   any   mortgage,   deed  of   trust,   pledge,
                   ----
hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Loss" means any action, cost, damage, disbursement,  expense,
                   ----
liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

                  "NASDAQ"  means the  Nasdaq  National  Market of the  National
                   ------
Association of Securities Dealers, Inc. Automated Quotation System.

                                                             Page 33 of 83 Pages

                  "NeuroCare  Acquisition  Agreement"  means the Asset  Purchase
                   ---------------------------------
Agreement dated the date hereof between the Company, Integra NeuroCare LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company ("IN LLC"), Redmond NeuroCare LLC, a Delaware limited liability company and a wholly-owned subsidiary of IN LLC, Heyer-Schulte NeuroCare, L.P., a Delaware limited partnership ("HSN, LP"), and Neuro Navigational, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of HSN, LP.

                  "Order" mans any decree, injunction, judgement, order, ruling,
                   -----
assessment or writ of any Governmental Entity.

                  "Person" means any individual, firm, corporation, partnership,
                   ------
limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchased Shares" has the meaning set forth in Section 1.1 of
                   ----------------
this Agreement.

                  "Purchasers"  has the  meaning  ascribed  to such  term in the
                   ----------
recital to this Agreement.

                  "Put  Right" has the  meaning set forth in Section 1.3 of this
                   ----------
Agreement.

                  "Registration  Rights Agreement" means the Registration Rights
                   ------------------------------
Agreement substantially in the form attached hereto as Exhibit C.
                                                       ---------

                  "Requirements of Law" means as to any Person, any law, treaty,
                   -------------------
rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or a stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC" means the  Securities  and  Exchange  Commission  or any
                   ---
successor entity.

                  "SEC  Documents"  means  all  registration  statements,  proxy
                   --------------
statements, reports and other documents required to be filed by Integra under the Securities Act or the Exchange Act, and all amendments and supplements thereto, filed by Integra with the Commission since December 31, 1997.

                                                             Page 34 of 83 Pages

                  "Second Term" has the meaning set forth in Section 1.3 to this
                   -----------
Agreement.

                  "Securities"  means the Purchased Shares, the shares of Common
                   ----------
Stock issuable upon conversion of the Purchased Shares, the Warrants, the Warrant Shares and the Additional Preferred Shares.

                  "Securities  Act" means the Securities Act of 1933, as amended
                   ---------------
(or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.

                  "Series B Preferred  Stock" has the  meaning  assigned to such
                   -------------------------
term in the recital to this Agreement.

                  "Subsidiary"  means, as of the relevant date of determination,
                   ----------
with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Integra.

                  "Transaction  Documents" means  collectively,  this Agreement,
                   ----------------------
the Warrants, the Certificate of Designation and the Registration Rights Agreement.

                  "Warrant  Shares"  has the meaning set forth in Section 1.1 of
                   ---------------
this Agreement.

                  "Warrants"  has  the  meaning  ascribed  to  such  term in the
                   --------
recital to this Agreement.

SECTION I.        PURCHASE AND SALE OF SERIES B
                  PREFERRED STOCK AND WARRANTS

                  I.1  Purchase  and  Sale  of  Series  B  Preferred  Stock  and
                       ---------------------------------------------------------
Warrants.  Subject to the terms and conditions herein set forth,  Integra agrees
--------
to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from Integra, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 1 hereto, on the Closing Date, (i)
                                    ----------
the aggregate number of shares of Series B Preferred Stock set forth opposite such Purchaser's name on Schedule 1 hereto (all of the shares of Series B
                            -----------
Preferred Stock being purchased pursuant hereto being referred to herein as "Purchased Shares"), and (ii) the Warrant to purchase the aggregate number of
 -----------------
shares of Common Stock set forth  opposite such  Purchaser's  name on Schedule 1
                                                                      ----------
hereto (all of the shares of Common Stock issuable upon exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant
                                                                         -------
Shares").
------

                                                             Page 35 of 83 Pages

                  I.2 Certificate of Designation. The Purchased Shares will have
                      --------------------------
the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Series B Preferred Stock to Integra's Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Designation"), which shall be filed by Integra with the Secretary of State of the State of Delaware prior to the Closing (as hereinafter defined).

                  I.3 Additional Preferred Stock
                      --------------------------

                      (a) At any time within 180 days after the Closing Date (the "Initial Term") on 14 days written notice, Integra will have the right (the
      ------------
"Put  Right") to require  the  Purchasers  (or  certain  Affiliates  thereof) to
 ----------
purchase up to an additional $2,000,000 of convertible preferred stock having substantially identical terms as the Series B Preferred Stock ("Additional
                                                                      ----------
Preferred  Stock"),  with  each  Purchaser  purchasing  that  proportion  of the
----------------
Additional Preferred Stock equal to such Purchaser's proportionate initial investment in the Series B Preferred Stock, provided that the conversion price for such Additional Preferred Stock shall be equal to the lesser of (i) the Conversion Price, which initially shall be $3.82 per share of Common Stock, as adjusted and then in effect (the "Conversion Price") or (ii) the average closing
                                  ----------------
price of Integra's Common Stock for the ten (10) trading days ending two days prior to the date of issuance of the Additional Preferred Stock.

                      (b) If the Initial Term expires without the exercise of the Put Right by Integra, such Put Right will continue for an additional 180 days (the "Second Term"), subject to the receipt by the Purchasers of a
             ------------
certificate from the Chief Executive Officer of Integra (the "CEO  Certificate")
                                                              ----------------
certifying that the representations and warranties contained in Section III of this Agreement are true and correct in all material respects as of the exercise date of the Put Right as if made on and as of such date and as if all references to Purchased Shares include the Additional Preferred Stock, and that no material adverse change in the Condition of Integra (other than operating losses consistent with the historic results of Integra) has occurred since the Closing Date.

                  I.4 Closing.  Unless  this  Agreement  shall  have  terminated
                      -------
pursuant to Section VIII and subject to the satisfaction or waiver of the conditions set forth in Sections IV and V (except for Sections 4.10, 4.11 and 5.5, which shall occur simultaneously with the Closing (as hereinafter defined)), the closing of the purchase and issuance of the Purchased Shares and the Warrants (the "Closing") shall take place at the offices of Paul, Weiss,
                     -------
Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on March 29, 1999, or at such time and on such date that Integra and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, Integra shall deliver to the
       -------------
Purchasers (a) stock certificates representing the Purchased Shares and (b) the Warrants, against delivery by the Purchasers to Integra of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                                             Page 36 of 83 Pages

SECTION II.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                  Integra represents and warrants to the Purchasers as follows:

                  II.1     Corporate  Existence and  Power.  Each of Integra and
                           -------------------------------
its Subsidiaries (a) is a corporation or limited liability company duly incorporated and organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate (or limited liability company) power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as described in the SEC Documents; (c) is duly qualified as a foreign corporation or other entity, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so or be so would not have a material adverse effect on the Condition of Integra; and (d) has the requisite corporate (or limited liability company) power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

                  II.2     Corporate   Authorization;   No  Contravention.   The
                           ----------------------------------------------
execution, delivery and performance by Integra of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities (a) are within Integra's corporate power and have been duly authorized by all necessary corporate action of Integra; (b) do not contravene the terms of the Certificate of Incorporation or By-laws, or any organizational or governing documents, or any amendment thereof, of the Subsidiaries; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any material Contractual Obligation of Integra or any of its Subsidiaries, or any Requirement of Law applicable to Integra or any of its Subsidiaries; and (d) do not violate any judgment, injunction, writ,
award,  decree  or  order  of  any  nature   (collectively,   "Orders")  of  any
Governmental Authority against, or binding upon, Integra or any of the Subsidiaries except for those Orders the violation of which would not have a material adverse effect on the Condition of Integra. Neither Integra nor any of its Subsidiaries previously entered into any agreement which is currently in effect or by which Integra is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by Integra in this Agreement and each of the other Transaction Documents.

                  II.3     Governmental  Authorization;  Third  Party  Consents.
                           ---------------------------
Other than (a) the filing and approval of an application for the listing on NASDAQ of the shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants, (b) the filing of the Certificate of

                                                             Page 37 of 83 Pages

Designation, (c) those required pursuant to the applicable state securities or "blue sky" laws, with respect to the offer and sale of the Securities and (d) with respect to the performance by Integra of the Registration Rights Agreement, the registration of the Registrable Securities (as defined in the Registration Rights Agreement) covered thereby with the Commission and the registration or qualification of such Registrable Securities and other filings pursuant to applicable state securities or "blue sky" laws, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, including, without limitation, any approval or authorization of Integra's stockholders, any further approval of the Board of Directors or any approval of NASDAQ, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by Integra of this Agreement, each of the other Transaction Documents and the transactions contemplated hereby or thereby.

                  II.4     Binding Effect. This Agreement and each of the  other
                           --------------
Transaction Documents have been duly executed and delivered by Integra and constitute the legal, valid and binding obligations of Integra, enforceable against Integra in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  II.5     Litigation. Except as set forth in the SEC Documents,
                           ----------
the Financial  Statements  (including  the draft notes thereto) or Schedule 2.5,
                                                                   ------------
there are no actions, suits, proceedings, claims, complaints, disputes or investigations pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against Integra or any of its Subsidiaries and with respect to which Integra or any of its Subsidiaries is responsible by way of indemnity or otherwise, which would, if adversely determined, (a) have a material adverse effect on the Condition of Integra or (b) have an adverse effect on the ability of Integra to perform its obligations under this Agreement and each of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against Integra or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

                  II.6     Compliance with Laws.
                           --------------------

                           (a)      Each of Integra and its  Subsidiaries  is in
compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a material adverse effect on the Condition of Integra.

                                                             Page 38 of 83 Pages

                           (b)      (i) Each of Integra and its Subsidiaries has
all licenses, permits, orders or approvals of any Governmental Authority (collectively, "Permits") that are material to or necessary for the conduct of the business of Integra in the manner described in the SEC Documents, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of Integra; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

                           (c)      The property,  assets and  operations at any
time owned or leased by Integra have been in compliance in all material respects with all applicable Environmental Laws, while so owned or leased, except to the extent that the failure to comply with such Environmental Laws would not have a material adverse effect on the Condition of Integra.

                  II.7     Capitalization.
                           --------------

                           (a)      The  authorized  capital stock of Integra at
the close of business on March 22, 1999 consisted of (x) 60,000,000 shares of Common Stock, of which 15,730,933 shares are issued and outstanding and (y) 15,000,000 shares of preferred stock, par value $.01 per share, of which (i) 2,000,000 shares have been designated as Series A Preferred Stock and of which 500,000 shares are issued and outstanding and (ii) 120,000 shares have been designated as Series B Preferred Stock and of which no shares are issued and outstanding. Integra has reserved an aggregate of 2,617,801 shares of Common Stock for issuance upon conversion of the Purchased Shares and 240,000 shares of Common Stock for issuance upon exercise of the Warrants. Except as set forth in
Schedule 2.7,  there are no options,  warrants,  conversion  privileges or other
------------
rights presently outstanding to purchase or otherwise acquire any authorized but unissued or unauthorized shares or treasury shares of Integra's capital stock.

                           (b)      There has been no change in the  authorized,
issued and outstanding capital stock of Integra in the interval between March 22, 1999 and the Closing Date, except for shares of Common Stock issued upon the exercise of warrants or options, or purchased by Integra pursuant to its current share repurchase program.

                           (c)      The  Purchased  Shares  are duly  authorized
and, when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable by Integra. The shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants are duly authorized and, when issued in compliance with the provisions of this Agreement, the Certificate of Incorporation, the Certificate of Designation (in the case of the shares of Common Stock issuable upon conversion

                                                             Page 39 of 83 Pages

of the Purchased Shares) and the Warrants (in the case of the Warrant Shares) will be validly issued, fully paid and nonassessable by Integra. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable by Integra, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws.

                  II.8     No Default or Breach. Except as set forth in Schedule
                           --------------------                         --------
2.8,  neither Integra nor any of its Subsidiaries has received notice of, and is
---
not in, default under or with respect to any, Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on the Condition of Integra, or which could materially adversely affect the ability of Integra to perform its obligations under this Agreement or any of the other Transaction Documents.

                  II.9     Taxes. Each of Integra and its Subsidiaries has filed
                           -----
or caused to be filed, or has properly filed extensions for, all tax returns which are required to be filed for federal, state, local and foreign tax purposes and has paid or caused to be paid all taxes required to be paid by it and all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Each of Integra and its Subsidiaries has paid or caused to be paid, or has established reserves that are adequate in all material respects, for all tax liabilities applicable to Integra and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                  II.10    Financial   Statements.    Integra   has   heretofore
                           ----------------------
delivered to the Purchasers true and correct copies of its unaudited consolidated financial statements (balance sheet and statements of operations, cash flows and shareholders' equity, together with draft notes thereto) for the fiscal year ended and as at December 31, 1998 (the "Financial Statements"). The
                                                    --------------------
Financial Statements comply in all material respects with the requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except as may be indicated therein or in the draft notes thereto. The Financial Statements fairly present the consolidated financial condition, operating results and cash flows of Integra as of the respective dates and for the respective periods indicated in accordance with GAAP.

                  II.11    No  Material  Adverse  Change;   Ordinary  Course  of
                           -----------------------------------------------------
Business. Except as set forth in Schedule 2.11 hereto or the SEC Documents or as
--------                         -------------
previously disclosed to the Purchasers in writing, (i) since December 31, 1998, there has not been any material adverse change in the Condition of Integra (other than the incurrence of operating losses consistent with historic results of Integra) and (ii) since December 31, 1998, neither Integra nor any of its Subsidiaries has participated in any transaction or acted outside the ordinary course of business.

                                                             Page 40 of 83 Pages

                  II.12    SEC Documents.
                           -------------

                           (a)      Integra has filed all SEC Documents required
to be filed by it since December 31, 1997 under the Securities Act or the Exchange Act, and all amendments thereto.

                           (b)      As of its  filing  date,  each SEC  Document
(including all exhibits and schedules thereto and documents incorporated by reference therein), in each case as amended, referred to in subsection (a) above
(i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Integra is not aware of any issues raised by, or correspondence (other than routine filing packages and cover letters) with, the Commission with respect to any of the SEC Documents.

                  II.13    Investment  Company.  Integra  is not an  "investment
                           -------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

                  II.14    Private Offering.  No form of general solicitation or
                           ----------------
general advertising was used by Integra or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants. No registration of the Purchased Shares or the Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, is required on the date hereof or on the Closing Date by the offer, sale or issuance of the Securities. Integra hereby agrees that neither it nor anyone acting on its behalf, will offer to sell the Purchased Shares or the Warrants or any other security so as to require the registration of the Purchased Shares or the Warrants, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

                  II.15    Employee  Benefit Plans.  All employee  benefit plans
                           -----------------------
(as defined in Section 3(3) of ERISA) or arrangements of Integra or any of the Subsidiaries are in substantial compliance with all applicable Requirements of Law. The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, assuming that none of the consideration received by Integra pursuant to this Agreement is derived from the assets of any employee benefit plan.

                                                             Page 41 of 83 Pages

                  II.16    Title to  Assets.  Except  as set  forth in  Schedule
                           ----------------                             --------
2.16,  each of  Integra  and  its  Subsidiaries  has  good  title  to all of its
----
properties and assets used in the business described in the SEC Documents and reflected as owned on the Financial Statements or so described in any Schedule hereto, in each case free and clear of any Lien, except for (a) Liens specifically described on the notes to the Financial Statements and (b) Liens not material to the Condition of Integra.

                  II.17    Intellectual Property.
                           ---------------------

                           (a)      Schedule   2.17(a)  sets  forth  all  United
                                    ------------------
States and foreign patents and patent applications, trademark and service mark registrations and applications, and copyright registrations and applications owned or licensed by Integra and all material licenses, sublicenses, and other agreements or permissions ("IP Licenses") under which Integra is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property (as defined below).

                           (b)      Except  as set  forth in  Schedule  2.17(b),
                                                              -----------------
Integra owns or otherwise has the right to use, and will continue to own or otherwise have the right to use immediately following the Closing, free and clear of any and all Encumbrances, all United States and foreign patents and patent applications, trademark and service mark registrations and applications, copyright registrations and applications, trade secrets, know-how, software, and other technology and proprietary rights (collectively, "Intellectual Property") used in the operation of its business as described in the SEC Documents.

                           (c)      Except as set forth on Schedule 2.17(c),  to
                                                           ----------------
the best of Integra's knowledge, Integra's use or licensing of the Intellectual Property used in the operation of its business as described in the SEC Documents does not infringe or otherwise violate any Intellectual Property rights of any third party. Except as set forth on Schedule 2.17(c), no litigation is pending
                                     ----------------
and no claim has been made in writing against Integra or, to the best of Integra's knowledge, is threatened contesting the right of Integra to sell or license to third parties or use the Intellectual Property presently sold or licensed to third parties or used by Integra.

                           (d)      Integra has taken all reasonable precautions
to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of its know-how, patents, and other technology. Each employee and third party who has contributed to the development of Intellectual Property on behalf of Integra has signed an agreement with Integra stating that such employee or third party (i) shall maintain the confidentiality of Integra's trade secrets and other confidential information, and (ii) assigns to Integra all rights that such employee or third party might have in such Intellectual Property, except where the terms of particular agreements provide otherwise. To the knowledge of Integra, no such employee or third party has materially breached any such agreement.

                  II.18    Trade  Relations.  Except  as set  forth in  Schedule
                           ----------------                             --------
2.18,  there  exists  no  actual  or  threatened  termination,  cancellation  or
----
limitation of, or any adverse modification or change in, the business relationship of Integra or any of its Subsidiaries with, any customer or any group of customers whose purchases are individually or in the aggregate material to the business of Integra or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of Integra or prevent Integra from conducting its business after the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents, in substantially the same manner in which such business has heretofore been conducted and described in the SEC Documents.

                                                             Page 42 of 83 Pages

                  II.19    Contracts   and   Other   Agreements.   All   of  the
                           ------------------------------------
Contractual Obligations of Integra and any of its Subsidiaries that are currently in effect and are required to be described in the SEC Documents or to be filed as exhibits thereto are (a) described in the SEC Documents or filed as exhibits thereto and (b) valid, subsisting, in full force and effect and binding upon Integra or its Subsidiaries, as the case may be, and, to the knowledge of Integra, the other parties thereto, in accordance with their terms. Except as set forth on Schedule 2.19, Integra has paid in full or accrued all material
             --------------
amounts currently due thereunder and has satisfied in full or provided for all of its currently matured liabilities and obligations thereunder, and is not in default under any of them. Except as set forth on Schedule 2.19, to the
                                                         --------------
knowledge of Integra, no other party to any such Contractual Obligation is in breach thereof or in default thereunder nor does any condition exist that with notice or lapse of time or both will constitute a breach thereof or default thereunder by such other party, except for such breaches or defaults that would not have a material adverse effect on the Condition of Integra.

                  II.20    Liabilities. As at December 31, 1998, neither Integra
                           -----------
nor any of its Subsidiaries had any direct or indirect obligation or liability required by GAAP to be set forth on its financial statements or the footnotes thereto (the "Liabilities") that were not fully and adequately reflected or reserved against in the Financial Statements.

                  II.21    Broker's,  Finder's  or  Similar  Fees.  There are no
                           --------------------------------------
brokerage commissions, finder's fees or similar fees or commissions payable by Integra in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Integra or any of its Subsidiaries or any action taken by any such entity.

                                                             Page 43 of 83 Pages

                  II.22    Disclosure;   Agreement  and  Other  Documents.  This
                           ----------------------------------------------
Agreement, each of the other Transaction Documents and each of the certificates furnished to the Purchasers by Integra in connection with the purchase and sale of the Purchased Shares and the Warrants at or prior to the Closing, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                  II.23    NeuroCare   Acquisition   Agreement.    Integra   has
                           -----------------------------------
delivered to the Purchasers a true and complete copy of the NeuroCare Acquisition Agreement, and all of the representations and warranties of Integra as set forth therein shall be true and complete in all material respects as of the date hereof and as at the Closing Date.

SECTION III.      REPRESENTATIONS AND WARRANTIES
                  OF THE PURCHASERS
                  -----------------

                  Each  of  the  Purchasers   hereby   represents  and  warrants
(severally as to itself and not jointly) to Integra as follows:

                  III.1    Existence and Power. Such Purchaser that is an entity
                           -------------------
(a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

                  III.2    Authorization;   No  Contravention.   The  execution,
                           ----------------------------------
delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares and the Warrants, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

                  III.3    Governmental Authorization;  Third Party Consents. No
                           -------------------------------------------------
approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrants) by, or enforcement against, such Purchaser of this Agreement, each of the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby.

                                                             Page 44 of 83 Pages

                  III.4    Binding Effect.  This Agreement and each of the other
                           --------------
Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  III.5    Purchase for Own Account.  The  Purchased  Shares and
                           ------------------------
the Warrants to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Securities substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE
         DISPOSED OF EXCEPT  PURSUANT  TO AN  EFFECTIVE  REGISTRATION  STATEMENT
         UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AMONG INTEGRA LIFESCIENCES CORPORATION AND THE ORIGINAL PURCHASERS OF THE PREFERRED STOCK REPRESENTED HEREBY. TRANSFEREES OF SUCH SECURITIES SHOULD REVIEW SUCH AGREEMENT TO DETERMINE THEIR RIGHTS."

                                                             Page 45 of 83 Pages

                  III.6    Accreditation;  Sophistication; Other Securities Laws
                           -----------------------------------------------------
Matters.  Each Purchaser (a) is an "accredited  investor"  within the meaning of
-------
Rule 501 under the Securities Act; (b) has sufficient knowledge and experience in investing in companies similar to Integra so as to be able to evaluate the risks and merits of its investment in Integra and is able financially to bear the risks thereof; (c) has had an opportunity to discuss Integra's business, management and financial affairs with Integra's management; and (d) is a resident of the jurisdiction listed next to its name on Schedule 1 hereto for
                                                           ----------
purposes of state "blue sky" securities law purposes.

                  III.7    Broker's,  Finder's  or  Similar  Fees.  There are no
                           --------------------------------------
brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers or any of them, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

SECTION IV.       CONDITIONS TO THE OBLIGATION
                  OF THE PURCHASERS TO CLOSE
                  --------------------------

                  The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

                  IV.1     Representations  and Warranties.  The representations
                           -------------------------------
and warranties of Integra contained in Section II hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

                  IV.2     Compliance  with this  Agreement.  Integra shall have
                           --------------------------------
performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by Integra on or before the Closing Date.

                  IV.3     Secretary's  Certificate.  The Purchasers  shall have
                           ------------------------
received a certificate from Integra, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by a secretary or an assistant secretary of Integra, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of Integra approving this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of Integra executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of Integra.

                                                             Page 46 of 83 Pages

                  IV.4     Officers'  Certificate.  The  Purchasers  shall  have
                           ----------------------
received a certificate from Integra, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by Integra's chief executive officer and its treasurer, certifying that (a) the representations and warranties of Integra contained in Section II hereof are true and correct in all material respects on the Closing Date and (b) Integra has performed and complied with in all material respects all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Integra on or before the Closing Date.

                  IV.5     Documents.  The Purchasers  shall have received true,
                           ---------
complete and correct copies of such documents as they may reasonably request in connection with or relating to the issue and sale of the Purchased Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

                  IV.6     Filing of Certificate of Designation. The Certificate
                           ------------------------------------
of Designation shall have been duly filed by Integra with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

                  IV.7     Registration  Rights  Agreement.  Integra  shall have
                           -------------------------------
duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                            ---------

                  IV.8     Opinion  of  Counsel.   The  Purchasers   shall  have
                           --------------------
received an opinion of counsel to Integra, dated the Closing Date, relating to the transactions contemplated hereby or referred to herein, substantially in the form attached hereto as Exhibit D.
                        ---------

                  IV.9     Approval  of Counsel to the  Purchasers.  All actions
                           ---------------------------------------
and proceedings hereunder and all documents required to be delivered by Integra hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, in their reasonable judgment as to their form and substance.

                  IV.10    Purchased  Shares.  Integra  shall have  delivered to
                           -----------------
each of the Purchasers stock certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule
                                                                        --------
1 hereto and registered in the name of such Purchaser.
-

                                                             Page 47 of 83 Pages

                  IV.11    Warrants.   Integra  shall  have  duly  executed  and
                           --------
delivered to the Purchasers the Warrants, each substantially in the form attached hereto as Exhibit A.
                   ---------

                  IV.12    Consents and  Approvals.  All  consents,  exemptions,
                           -----------------------
authorizations, or other actions by, or notices to, or filings with (other than the filings referenced in Section 2.3(a) and (d) hereof), Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of Integra which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Purchased Shares, the Warrants, shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants) by, or enforcement against, Integra of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

                  IV.13    No Litigation. No action, suit, proceeding,  claim or
                           -------------
dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against Integra or any of its Subsidiaries which would, if adversely determined, (a) have a material adverse effect on the Condition of Integra or (b) have a material adverse effect on the ability of Integra to perform its obligations under this Agreement or any of the other Transaction Documents.

                  IV.14    No Material Judgment or Order.  There shall not be on
                           -----------------------------
the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of Integra or any of the Subsidiaries as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of Integra.

                  IV.15    No Material  Adverse  Change.  Since the date hereof,
                           ----------------------------
there shall have been no material adverse change in the Condition of Integra (other than operating losses consistent with the historic results of Integra).

                  IV.16    Neurocare  Acquisition.  All conditions  precedent to
                           ----------------------
the consummation of the Neurocare Acquisition Agreement shall have been satisfied in all material respects (and not waived, except for any waiver which would not be adverse to the Purchasers in any material respect).

                                                             Page 48 of 83 Pages

SECTION V.        CONDITIONS TO THE OBLIGATION
                  OF THE COMPANY TO CLOSE
                  -----------------------

                  The obligations of Integra to issue and sell the Purchased Shares and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, Integra of the following conditions on or before the Closing Date:

                  V.1      Representations  and Warranties.  The representations
                           -------------------------------
and warranties of the Purchasers contained in Section III hereof shall be true and correct on at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

                  V.2      Compliance with this Agreement.  The Purchasers shall
                           ------------------------------
have performed and complied in all material respects with all of their agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

                  V.3      Registration  Rights Agreement.  The Purchasers shall
                           ------------------------------
have  duly   executed  and   delivered  the   Registration   Rights   Agreement,
substantially in the form attached hereto as Exhibit C.
                                             ---------

                  V.4      Consents and  Approvals.  All  consents,  exemptions,
                           -----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares, the Warrants, and the shares of Common Stock issuable upon conversion of the Purchased Shares and the exercise of the Warrants) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and Integra shall have been furnished with appropriate evidence thereof.

                  V.5      Payment  of  Purchase   Price.   Integra  shall  have
                           -----------------------------
received the aggregate purchase price for the Purchased Shares and the Warrants.

                 V.6       No Material Judgment or Order.  There shall not be on
                           -----------------------------
the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the judgment of Integra, (a) prohibit or restrict (i) the sale of the Purchased Shares or the Warrants or (ii) the consummation of the transactions contemplated by this Agreement or (b) subject Integra to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be sold hereunder.

                                                             Page 49 of 83 Pages

                  V.6      Opinion of Counsel.  Integra  will have  received the
                           ------------------
opinion of Paul, Weiss, Wharton & Garrison, dated the Closing Date, relating to the transactions contemplated hereby or referred to herein, substantially in the form attached hereto as Exhibit E.
                        ---------

SECTION VI.       INDEMNIFICATION
                  ---------------

                  VI.1     Indemnification. Except as otherwise provided in this
                           ---------------
Section VI, Integra agrees to indemnify, defend and hold harmless each of the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, members, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all Losses (as hereinafter defined) resulting from, arising out of or relating to any breach of any representation, warranty, covenant or agreement by Integra in this Agreement or the other Transaction Documents, including, without limitation, Losses arising out of or relating to any legal, administrative or other actions (including actions brought by the Purchasers or Integra or any equity holders of Integra or derivative actions brought by any Person claiming through or in Integra's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, each of the other Transaction Documents, the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in transactions contemplated hereby or thereby; provided,
                                                                       --------
however,  that the  Integra  shall not be liable  under this  Section  6.1 to an
-------
Indemnified  Party to the extent that it is finally  judicially  determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and provided, further, that if
                                                    --------   -------
and to the extent that such indemnification is unenforceable for any reason, then Integra shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. Losses means all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between Integra and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities; provided, however, that Losses shall include only (a) direct
              --------   -------
out-of-pocket payments of judgments and settlements, costs and expenses of the Indemnified Parties and (b) diminution in value of the Purchased Shares directly attributable to a breach of any representation, warranty, covenant or agreement by Integra in this Agreement or the other Transaction Documents.

                                                             Page 50 of 83 Pages

                  VI.2     Notification.   Each  Indemnified  Party  under  this
Section VI will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Integra under this Section VI, notify Integra in writing of the commencement thereof. The omission of any Indemnified Party to so notify Integra of any such action shall not relieve Integra from any liability which Integra may have to such Indemnified Party (a) other than pursuant to this Section VI or (b) under this Section VI unless, and only to the extent that, such omission results in Integra's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify Integra of the commencement thereof, Integra shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                                   --------   -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both Integra, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of Integra and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between Integra, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that Integra shall not be liable
                            --------   -------
for the fees and expenses of more than one counsel to all Indemnified Parties. Integra agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding and imposes no obligations upon such Indemnified Party. Integra shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to each Indemnified Party hereunder shall be the sole rights that such
Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the
--------   -------
contrary contained in this Agreement, nothing in this Section VI shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                                                             Page 51 of 83 Pages

                  VI.3     Registration   Rights   Agreement.    Notwithstanding
                           ---------------------------------
anything to the contrary contained in this Section VI, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

SECTION VII.      AFFIRMATIVE COVENANTS
                  ---------------------

                  Integra hereby covenants and agrees with the Purchasers with respect to this Section VII so long as any shares of Preferred Stock, shares of Common Stock issuable upon the conversion thereof, the Warrants or the Warrant Shares are outstanding, except to the extent that a particular section of this
Section VII provides for an earlier termination as follows:

                  VII.1    Preservation of Existence. From the date hereof until
                           -------------------------
the Closing Date, Integra shall, and shall use its best efforts to cause its Subsidiaries to:

                           (a)      preserve  and  maintain  in full  force  and
effect its existence and good standing under the laws of its jurisdiction of formation or organization;

                           (b)      take all  reasonable  action to preserve and
maintain in full force and effect all material rights, privileges, qualifications, applications, estimates, licenses and franchises necessary in the normal conduct of its business;

                           (c)      use its  reasonable  efforts to preserve its
business organization;

                           (d)      conduct  its  business  in  accordance  with
sound business practices and keep its useful and necessary properties in good working order and condition (normal wear and tear excepted);

                           (e)      comply with all Requirements of Law and with
the directions of any Governmental Authority having jurisdiction over Integra or any of the Subsidiaries or their respective business or property except to the extent that the failure to comply with any Requirements of Law would not have a material adverse effect on the Condition of Integra; and

                           (f)      file or cause to be filed in a timely manner
all reports, applications, estimates and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of Integra.

                                                             Page 52 of 83 Pages

                  VII.2    Delivery of 1998 Audited Financial Statements.
                           ---------------------------------------------

                           (a)      Integra shall  deliver to the  Purchasers as
soon as available a true and correct copy of its audited consolidated financial statements (balance sheet and statement of operations, cash flows and shareholders equity, together with the notes thereto) for the fiscal year ended and as at December 31, 1998 (the "Audited Financial Statements") which will be the same in all material respect as the Financial Statements.

                           (b)      In   the   event   the   Audited   Financial
Statements differ in any material respect from the Financial Statements, Integra shall indemnify the Purchasers for the reduction in the value of the Series B Preferred Stock, if any, caused by such differences by paying to the Purchasers an amount in cash or shares of Common Stock equal to such reduction in value.

                  VII.3    Financial  Statements and Other Information.  Integra
                           -------------------------------------------
shall  deliver to the  Purchasers,  in form and  substance  satisfactory  to the
Purchasers:

                           (a)      as soon as  available,  but not  later  than
ninety (90) days after the end of each fiscal year of Integra, a copy of the audited consolidated balance sheet of Integra and its Subsidiaries as of the end of such year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of Integra and its Subsidiaries for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such consolidated financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; provided, however, that the
                                                    --------   -------
delivery to each of the Purchasers of a copy of Integra's Annual Report on Form 10-K for each fiscal year shall satisfy the requirements of this Section 7.3(a);

                           (b)      commencing  with the fiscal period ending on
March 31, 1999, as soon as available, but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of Integra and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of Integra as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP; provided, however,
                                                             --------   -------
that the delivery to each of the Purchasers of a copy of Integra's Quarterly Report on Form 10-Q for each fiscal quarter shall satisfy the requirements of this Section 7.3(b);

                                                             Page 53 of 83 Pages

                           (c)      at  any  time  when  it is  not  subject  to
Section 13 or 15(d) of the Exchange Act, upon request, to the Purchasers, information of the type that would satisfy the requirement of subsection
(d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                           (d)      except as  otherwise  provided  in  Sections
7.3(a) and (b), promptly after the same are filed, copies of all registration statements, proxy statements, reports and other documents required to be filed by Integra under the Securities Act or the Exchange Act, and all amendments thereto.

                  VII.4    Reservation  of  Shares.  Integra  shall at all times
                           -----------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Certificate of Designation and the Certificate of Incorporation, and the exercise of the Warrants, the number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise. Integra shall issue such shares of Common Stock in accordance with the terms of this Agreement, the Certificate of Incorporation, the Certificate of Designation (in the case of the shares of Common Stock issuable upon conversion of the Purchased Shares) and the Warrants (in the case of the Warrant Shares), as the case may be, and otherwise comply with the terms hereof and thereof.

                  VII.5    Registration  and  Listing.  If any  shares of Common
                           --------------------------
Stock required to be reserved for purposes of conversion of the Purchased Shares, as provided in the Certificate of Designation or the exercise of the Warrants, as provided in the Warrants, require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon conversion or exercise, Integra will in good faith and as expeditiously as possible cause such shares of Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchasers' representation contained in Section 3.5. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, Integra will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon conversion of the Preferred Shares and exercise of the Warrants.

                  VII.6    Board  Representation.  For so long as the Purchasers
                           ---------------------
or Affiliates thereof collectively own at least one half of their initial investment in the Series B Preferred Stock or the Common Stock into which it is converted, the Purchasers as a group shall be entitled to name one representative to Integra's Board of Directors (the "Purchasers' Representative"), which Purchasers' Representative shall be reasonably satisfactory to the Chief Executive Officer of Integra and who initially shall be Neal Moszkowski. Integra will use its best efforts to cause the Purchasers' Representative to be nominated and to solicit proxies for his election. The Purchasers as a group will also be entitled to representation on significant committees of Integra Board of Directors.

                                                             Page 54 of 83 Pages

                  VII.7    Director  and Officer  Liability  Insurance.  Integra
                           -------------------------------------------
will maintain director and officer liability insurance reasonably satisfactory to the Purchasers.

SECTION VIII.     TERMINATION OF AGREEMENT
                  ------------------------

                  VIII.1   Termination.  This Agreement may be terminated  prior
                           -----------
to the Closing as follows:

                           (a)      at any time on or prior to the Closing Date,
by mutual written consent of Integra and the Purchasers; or

                           (b)      at the election of Integra or the Purchasers
by written notice to the other parties hereto after 5:00 p.m., New York City time on April 30, 1999, if the transactions contemplated by this Agreement shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of Integra and the Purchasers; or

                           (c)      at the  election of  Integra,  if any one or
more of the conditions to its obligation to close set forth in Section V has not been satisfied or waived and the Closing shall not have occurred on the scheduled Closing Date; or

                           (d)      at the  election of the  Purchasers,  if any
one or more of the conditions to its obligation to close set forth in Section IV has not been satisfied or waived and the Closing shall not have occurred on the scheduled Closing Date; or

                           (e)      at the  election  of  Integra,  if there has
been a material breach of any representation, warranty, covenant or agreement on the part of the Purchasers contained in this Agreement, which breach has not been cured within ten (10) Business Days of notice to the Purchasers of such breach; or

                           (f)      at the election of the Purchasers,  if there
has been a material breach of any representation, warranty, covenant or agreement on the part of Integra contained in this Agreement, which breach has not been cured within ten (10) Business Days notice to Integra of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 8.2.

                                                             Page 55 of 83 Pages

                  VIII.2   Survival.  If this  Agreement is  terminated  and the
                           --------
transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided,
                                                                       --------
however, that (i) none of the parties hereto shall have any liability in respect
-------
of a termination of this Agreement pursuant to Section 8.1(a) or Section 8.1(b) and (ii) nothing shall relieve any party from any liability for actual damages resulting from a termination of this Agreement pursuant to Section 8.1(e) or 8.1(f); and provided further, that none of the parties hereto shall have any
             --------  -------
liability for speculative, indirect, unforeseeable or consequential damages resulting from a termination of this Agreement pursuant to Section VIII.

SECTION IX.       MISCELLANEOUS
                  -------------

                  IX.1     Survival of  Representations  and Warranties.  Except
                           --------------------------------------------
for the representations and warranties in Section 2.7(c) (which shall survive without limitation), all of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period ending 60 days after the delivery by Integra to the Purchasers of its audited consolidated financial statements (balance sheet and statement of operations, cash flows and shareholders' equity, together with the notes hereto) for the fiscal year ended and as at December 31, 1999; provided, however, that if Integra exercises its Put Right during the Second Term the representations and warranties set forth in the CEO Certificate shall survive for a period of one year following the receipt by the Purchasers of the Additional Preferred Stock.

                  IX.2     Notices.    All    notices,    demands    and   other
                           -------
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                           (i)          if to Quantum Industrial Partners LDC.:

                                        Kaya Flamboyan 9,
                                        Villemstad
                                        Curacao
                                        Netherlands-Antilles

                                        with a copy to:

                                        Soros Fund Management LLC
                                        888 Seventh Avenue
                                        New York, NY 10016
                                        Telecopy:  (212) 664-0544
                                        Attn: Michael Neus, Esq.

                                                             Page 56 of 83 Pages

                                        and a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telecopy:      (212) 757-3990
                                        Attention:     Matthew Nimetz, Esq.

                           (ii)         If to SFM Domestic Investments LLC:

                                        Soros Fund Management LLC
                                        888 Seventh Avenue
                                        New York, NY 10016
                                        Telecopy:  (212) 664-0544
                                        Attn:      Michael Neus, Esq.

                                        with a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Telecopy:      (212) 757-3990
                                        Attention:     Matthew Nimetz, Esq.


                           (iii)        if to Integra:

                                        Integra LifeSciences Corporation
                                        105 Morgan Lane
                                        Plainsboro, NJ 08536
                                        Telecopy:      (609) 799-3297
                                        Attention:     Stuart M. Essig,
                                                       President and CEO

                                        with a copy to:

                                        Drinker Biddle & Reath LLP
                                        105 College Road East
                                        Princeton, NJ 08542-0627
                                        Telecopy:     (609) 799-7000
                                        Attention:    John E. Stoddard III, Esq.

                                                             Page 57 of 83 Pages



                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                  IX.3     Successors and Assigns. This Agreement shall inure to
                           ----------------------
the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates. Integra may not assign any of its rights under this Agreement and each of the other Transaction Documents, except to a successor-in-interest to Integra, without the written consent of all of the Purchasers. Except as provided in
Section VI no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement and each of the other Transaction Documents.

                  IX.4     Amendment and Waiver.
                           --------------------

                           (a)      No  failure  or delay on the part of Integra
or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Integra or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Integra and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Integra in any case shall entitle Integra to any other or further notice or demand in similar or other circumstances.

                  IX.5     Counterparts.  This  Agreement may be executed in any
                           ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IX.6     Headings.  The  headings  in this  Agreement  are for
                           --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                                             Page 58 of 83 Pages

                  IX.7     GOVERNING  LAW. THIS  AGREEMENT  SHALL BE GOVERNED BY
                           --------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  IX.8     Severability.  If any one or  more of the  provisions
                           ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  IX.9     Rules of Construction.  Unless the context  otherwise
                           ---------------------
requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  IX.10    Entire Agreement.  This Agreement,  together with the
                           ----------------
exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.

                  IX.11    Fees.  Upon the Closing,  Integra shall reimburse the
                           ----
Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; provided, however, that Integra
                                               --------   -------
shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $40,000 in the aggregate.

                  IX.12    Publicity; Confidentiality.
                           --------------------------

                           (a)      Except as may be required by applicable  law
or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby or the business and financial affairs of Integra, without prior approval by the other parties hereto; provided, however,
                                                             --------   -------
that nothing in this Agreement shall restrict any Purchaser from disclosing information (i) that is already publicly available, (ii) that was known to such Purchaser on a non-confidential basis prior to its disclosure by Integra, (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Purchaser will use reasonable
                                --------

                                                             Page 59 of 83 Pages

efforts to notify Integra in advance of such disclosure so as to permit Integra to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of Integra, with Integra in pursuing any such protective order, (iv) to the extent that such Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (v) to such Purchaser's officers, directors, agents, employees, members, partners, controlling persons, auditors or counsel, (vi) to Persons who are parties to similar confidentiality agreements or (vii) to the prospective transferee in connection with any contemplated transfer of any of the Securities. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

                           (b)      The Purchasers shall have the opportunity to
review and modify any provision of any publicly release or public announcement or document which is to be released to the public or filed with the SEC, which provision mentions Soros Fund Management LLC or any of its Affiliates, prior to the release of such document to the public or the filing of such document with the SEC.

                  IX.13    Further Assurances. Each of the parties shall execute
                           ------------------
such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IX.14    Schedules.   Anything   disclosed   on  any  schedule
                           ---------
attached hereto shall be deemed disclosed on all schedules attached hereto.

                                                             Page 60 of 83 Pages



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                  INTEGRA LIFESCIENCES CORPORATION


                                  By:   /S/ STUART M. ESSIG
                                        ________________________________________
                                        Name:      Stuart M. Essig
                                        Title:     President and Chief Executive
                                                   Officer


                                  QUANTUM INDUSTRIAL PARTNERS LDC


                                  By:   /S/ MICHAEL C. NEUS
                                        ________________________________________
                                        Name:  Michael C. Neus
                                        Title: Attorney-in-Fact


                                  SFM DOMESTIC INVESTMENTS LLC


                                  By:   /S/ MICHAEL C. NEUS
                                        ________________________________________
                                        Name:  Michael C. Neus
                                        Title:

                                                             Page 61 of 83 Pages

                                                                      Schedule 1
                                                                      ----------

                PURCHASED SHARES AND WARRANTS AND PURCHASE PRICE
                ------------------------------------------------



         Purchaser                                    Shares of                        Warrants                   Purchase Price
                                                 Series B Preferred                    Purchased
                                                 Stock Purchased From               From the Company
                                                     the Company


Quantum Industrial Partners LDC                      75,000                           180,000                        $7,500,000
(principal place of business: Curacao)

SFM Domestic Investments LLC                         25,000                            60,000                        $2,500,000
(principal place of business: New
York)
